Exhibit 10





            MEMORANDUM OF UNDERSTANDING ("MEMORANDUM
           OF UNDERSTANDING") ENTERED INTO AS OF THIS
             23RD DAY OF JULY, 1998 WITH RESPECT TO
         CONSENSUAL PLAN OF REORGANIZATION (THE "PLAN")
 BY AND AMONG RAYTECH CORPORATION ("RAYTECH" OR THE "DEBTOR"),
    THE OFFICIAL EQUITY COMMITTEE (THE "EQUITY COMMITTEE"),
       THE OFFICIAL CREDITORS' COMMITTEE (THE "CREDITORS' COMMITTEE"), THE GUARDIAN AD LITEM FOR FUTURE CLAIMANTS
   (THE "FUTURES REPRESENTATIVE"), THE STATE OF CONNECTICUT,
     DEPARTMENT OF ENVIRONMENTAL PROTECTION ("CONNECTICUT") AND THE UNITED STATES DEPARTMENT OF JUSTICE, ENVIRONMENTAL
           AND NATURAL RESOURCES DIVISION (THE "US")

I.   GENERAL POINT

     The parties hereto will utilize their best efforts to obtain
     Bankruptcy Court approval of this Memorandum of Understanding, but such approval shall not be a condition of the parties' agreement hereto.

II.  ECONOMIC TERMS

     (a) All allowed administrative expense and priority claims of Raytech shall be paid out of the Raytech estate upon confirmation of the Plan or upon such other terms as may be agreed to by and among any such particular claimant and the parties hereto or as may be otherwise provided pursuant to the Bankruptcy Code.

     (b) General unsecured creditors, through the vehicle of a trust (the "Trust") established pursuant to Section 524(g) of the Bankruptcy Code, shall receive in the aggregate, (i) 90% of the equity in reorganized Raytech, and (ii) such excess cash as is agreed upon by the Creditors' Committee and the Debtor after consulting with the parties hereto and with their financial advisors, as available and not necessary to fund (a) administrative and priority claims and
     (b) the ongoing business activities of reorganized Raytech. All general unsecured claims including but not limited to the present and future asbestos related claims and governmental claims, shall be satisfied out of the distribution(s) from the Trust. Any and all refunds of taxes paid or net reductions in taxes owing which result from deductions generated from transfers of the Raytech equity to the Trust shall be deemed excess cash whenever received and included in amounts received or to be received by the Trust. In the event reorganized Raytech shall be sold while it still has unused tax deductions, carrybacks or carryforwards which would result in excess cash if and when enjoyed, the component of the sales price representing the present value of any such tax benefits shall be calculated and allocated to the Trust (whether in cash or stock) before the balance of the sales price is distributed to all equity holders.

     (c) Existing Raytech equity shall receive 10% of the equity of reorganized Raytech.

     (d) With respect to any shares that would be issued to Craig Smith, Bradley Smith, any person related to them, any entity related to them, or any assignee of any such person or entity, the parties will seek a prejudgment remedy and/or such other order from the Bankruptcy Court pursuant to which any such shares shall not be distributed until satisfaction of any and all claims reorganized Raytech or the Trust may have against Craig Smith, Bradley Smith, their families and related entities.

     (e) The net recoveries from claims or any unsatisfied claims to recover assets from Raymark Industries, Inc. ("Raymark") including any assets recovered from Craig Smith and his family and other related entities or transferees (collectively, the "Raymark Assets") shall be treated as follows: To the extent that Raymark Assets (i) in the hands of Raymark, were specifically for the benefit of personal injury, property damage or government environmental claims, such as insurance proceeds for their benefit, or (ii) consist of real property which was environmentally remediated by the federal, state, or any local governmental entity such that the federal, state, or any local governmental entity is entitled to a lien with respect to such property under applicable law, such assets shall be assigned to or prosecuted by or for the benefit of the Trust. All other Raymark Assets shall be for the benefit of the Raytech estate or reorganized Raytech, as the case may be.

III. NON-ECONOMIC TERMS

     (a) Raytech represents that it has given no release or guaranty to Craig Smith or Bradley Smith of claims by Raytech.

     (b) A claims bar date will be set for general unsecured creditors other than holders of asbestos-related personal injury and death claims. The parties hereto will all and jointly advise the Bankruptcy Court that no claims bar date other than for voting purposes is necessary for holders of asbestos-related personal injury and death claims.

     (c) The Creditors' Committee and the Debtor, after consultation with the parties hereto, shall agree upon the most appropriate and economic approach to claims with respect to the existing Raytech and Raymark retirement and health plans, as well as any unfunded benefits remaining from any terminated pension plans, from the perspective of the Raytech estate as a whole.

     (d) Upon execution of the Memorandum of Understanding and approval by the Bankruptcy Court thereof, the following will occur:

               Raytech will no longer seek to make severance payments to Craig Smith and the parties hereto will oppose any request for payment thereof.

               Raytech and its subsidiaries will no longer seek to make the note payments to Raymark and the parties hereto will oppose any request for payment thereof.

               Raytech and the Equity Committee will join and/or support the attempt by the Creditors' Committee and the Futures Representative to bring the Raymark stock and/or assets within the estate of Raytech.

               The parties hereto will use their best efforts to have the Bankruptcy Court hold the existing estimation proceedings with respect to the asbestos related claims in abeyance pending confirmation of the Plan, at which time these proceedings will be dismissed.

               The parties hereto will seek to obtain a standstill with respect to the remedies action appeal, pending confirmation of the Plan, at which time the appeal will be dismissed.

     (e) The Plan will provide that the Equity Committee shall name one member to the board of directors of reorganized Raytech who shall serve for a term of 3 years; provided, however, that such term shall terminate in the event that the Trust sells its entire interest in reorganized Raytech and the purchaser or purchasers has offered to purchase the remaining shares outstanding at the same price and on the same terms and conditions as offered to the Trust. The Plan will further provide that the Creditors' Committee, in consultation with the Debtor, the Futures Representative, Connecticut and the US, shall have the right to designate the remaining members of the Board of Directors of reorganized Raytech.

     (f) The parties will jointly request that, as part of the confirmation order, there be a finding to the effect that while Raytech's liabilities appear to exceed the reasonable value of its assets, the allocation of 10% of the equity to the existing equity holders is fair and equitable by virtue of the benefit to the estate in resolving complicated issues without further costly and burdensome litigation and the risks attendant thereto as well as the economic benefit to Raytech of emerging from bankruptcy without further delay, provided that such a finding shall not be a condition of the parties' agreement hereto.

     (g) The Plan will provide for indemnification by reorganized Raytech of the members of the Equity Committee.

     (h) This Memorandum of Understanding may be executed in counterparts.


Raytech Corporation                Guardian Ad Litem For the
                                     Future Claimants


By:___________________________     By:__________________________
Its President and Chief
  Executive Officer


Official Creditors' Committee      State of Connecticut
  of Raytech Corporation             Department of Environmental
                                     Protection
                                     Richard Blumenthal
                                     Attorney General


By:___________________________     By:__________________________
Its Chairman                          John M. Looney
                                      Assistant Attorney General


Official Equity Committee of       United States of America
  Raytech Corporation                Lois J. Schiffer
                                     Assistant Attorney General
                                     Environmental and Natural
                                     Resources Division
                                     United States Department
                                       of Justice

By:___________________________
Its Chairman                       By:__________________________
                                      Henry S. Friedman
                                      Senior Attorney
                                      Timothy K. Webster
                                      Trial Attorney
                                      Environmental Enforcement
                                        Section
                                      U.S. Department of Justice

                                      Stephen C. Robinson
                                      United States Attorney
                                      District of Connecticut

                                   By:__________________________
                                      Deirdre A. Martini